EXHIBIT 4.4

                  FORM OF REGULATION S GLOBAL NOTE


                      [FORM OF FACE OF NOTE]


No. C-1                                            $
                                             -----------------
                                             CUSIP U65415 AA6


                      NINE WEST GROUP INC.

             5-1/2% Convertible Subordinated Notes Due 2003

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS REGULATION S GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS REGULATION S GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         NINE WEST GROUP INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"), which term includes any Successor Company under the Indenture referred to on the reverse hereof, for value received hereby promises to pay to ---------------------------
- --------------------------, or registered assigns, the principal sum of --------
- ------------- Dollars (subject to adjustment as set forth in the next paragraph hereof) on July 15, 2003, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or, at the option of the holder of this Regulation S Global Note, at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Company shall pay interest on said principal sum semi-annually on January 15 and July 15 of each year (each, an "Interest Payment Date"), commencing on January 15, 1997, at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Regulation S Global Note. Interest on this Regulation S Global Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance and until payment of said principal sum has been made or duly provided for. The interest so payable on any Interest Payment Date will be paid to the person in whose name this Regulation S Global Note (or one or more Predecessor Notes) is registered at the close of business on the record date, which shall be the January 1 or July 1 (whether or not a Business Day) next preceding such Interest Payment Date respectively; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest shall be paid by check mailed to the registered holder at the registered address of such person unless other arrangements are made in accordance with the provisions of the Indenture.

         The aggregate principal amount of this Regulation S Global Note represented hereby may from time to time be reduced or increased to reflect exchanges of a part of this Regulation S Global Note for interests in the Restricted Global Note or definitive Notes or exchanges of interests in the Restricted Global Note or definitive Notes for a part of this Regulation S Global Note or conversions or redemptions of a part of this Regulation S Global Note or cancellations of a part of this Regulation S Global Note or transfers of interests in the Restricted Global Note or definitive Notes in return for a part of this Regulation S Global Note or transfers of a part of this Regulation S Global Note effected by delivery of interests in the Restricted Global Note or definitive Notes, in each case, and in any such case, by means of notations on the Schedule of Exchanges, Conversions, Redemptions, Cancellations and Transfers on the last page hereof. Notwithstanding any provision of this Regulation S Global Note to the contrary, (i) exchanges of a part of this Regulation S Global Note for interests in the Restricted Global Note or definitive Notes, (ii) exchanges of interests in the Restricted Global Note or definitive Notes for a part of this Regulation S Global Note, (iii) conversions or redemptions of a part of this Regulation S Global Note, (iv) cancellations of a part of this Regulation S Global Note, (v) transfers of interests in the Restricted Global Note or definitive Notes in return for a part of this Regulation S Global Note and (vi) transfers of a part of this Regulation S Global Note effected by delivery of interests in the Restricted Global Note or definitive Notes may be effected without the surrendering of this Regulation S Global Note, provided that appropriate notations on the Schedule of Exchanges, Conversions, Redemptions, Cancellations and Transfers are made by the Trustee, or the Custodian at the direction of the Trustee, to reflect the appropriate reduction or increase, as the case may be, in the aggregate principal amount of this Regulation S Global Note resulting therefrom or as a consequence thereof.

         Reference is made to the further provisions of this Regulation S
Global Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Regulation S Global Note the right to convert this Regulation S Global Note into Common Stock of the Company on the terms (or, at the option of the Company, into an amount of cash as set forth in the Indenture) and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Regulation S Global Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State, without regard to conflicts of laws principles thereof.

         This Regulation S Global Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.


         IN WITNESS WHEREOF, the Company has caused this Regulation S Global Note to be duly executed under its corporate seal.

                               NINE WEST GROUP INC.


                               By:
                                  ------------------------
                               Name:
                               Title:


Attest:


- -----------------------
    Secretary


                  [FORM OF CERTIFICATE OF AUTHENTICATION]

                      CERTIFICATE OF AUTHENTICATION

Dated:

         This is one of the Notes described in the within-named indenture.

                               CHEMICAL BANK, as Trustee


                               By:
                                  --------------------------
                                   Authorized Signatory
                                   As Authenticating Agent
                                   (if different from Trustee)













                  [FORM OF REVERSE OF REGULATION S GLOBAL NOTE]

                          NINE WEST GROUP INC.

                  5-1/2% Convertible Subordinated Notes Due 2003


         This Regulation S Global Note is one of a duly authorized issue of Notes of the Company, designated as its 5-1/2% Convertible Subordinated Notes Due 2003 (herein called the "Notes"), limited to the aggregate principal amount of $---------- all issued or to be issued under and pursuant to an Indenture dated as of June 26, 1996 (the "Indenture"), between the Company and Chemical Bank, the trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. Each Note is subject to, and qualified by, all such terms as set forth in the Indenture, certain of which are summarized hereon and each holder of a Note is referred to the corresponding provisions of the Indenture for a complete statement of such terms. To the extent that there is any inconsistency between the summary provisions set forth in the Notes and the Indenture, the provisions of the Indenture shall govern. Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium, if any, and accrued interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The payment of principal of, premium, if any, and interest on the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture). Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding related to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of all Senior Indebtedness will first be entitled to receive payments in full of all amounts due or to become due thereon before the holders of the Notes will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Notes (except that holders of Notes may receive securities that are subordinated at least to the same extent as the Notes to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness).

         The Company also may not make any payment of principal, premium (if any) or interest on the Notes (except in such subordinated securities) any may not repurchase, redeem or otherwise retire any Notes if (a) a default in the payment of the principal of, premium, if any, or interest on Senior Indebtedness occurs and is continuing beyond any applicable period of grace or (b) any other default occurs and is continuing with respect to Senior Indebtedness that permits holders of the Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the representative or representatives of holders of at least a majority in principal amount of Senior Indebtedness then outstanding. Payments on the Notes may and shall be resumed (i) in the case of a payment default, upon the date on which such default is cured or waived, or
(ii) in the case of a non-payment default, 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Senior Indebtedness has been accelerated. No new period of payment blockage may be commenced within 360 days after the receipt by the Trustee of any prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

         In the event that the Trustee (or paying agent if other than the Trustee) or any holder of the Notes receives any payment of principal or interest with respect to the Notes at a time when such payment is prohibited under the Indenture, such payment shall be held in trust for the benefit of, and shall be paid over and delivered to, the holders of Senior Indebtedness (if there are no representatives thereof) or their representative as their respective interests may appear. After all Senior Indebtedness is paid in full and until the Notes are paid in full, the holders of the Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the holders of the Notes have been applied to the payment of Senior Indebtedness.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall
(i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, alter the obligation of the Company to redeem the Notes at the option of the holders upon the occurrence of a Change of Control or impair or affect the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Notes, modify the subordination provisions in a manner adverse to the holders of the Notes, or impair the right to convert the Notes into Common Stock subject to the terms set forth in the Indenture without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of interest or any premium on or the principal of any of the Notes, a failure by the Company to convert any Notes into Common Stock of the Company or a default in respect of a covenant or provision of the Indenture that under Article X thereof cannot be modified or amended without the consent of the holders of all Notes then outstanding. Any such consent or waiver by the holder of this Regulation S Global Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Regulation S Global Note and any Notes that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Regulation S Global Note or such other Notes.

         No reference herein to the Indenture and no provision of this Regulation S Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Regulation S Global Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

         Interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.

         The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

         The Notes are not redeemable at the option of the Company prior to July 16, 1996. At any time on or after that date, the Notes may be redeemed at the Company's option, upon notice as set forth in the Indenture, in whole at any time or in part from time to time, at the optional redemption prices set forth below, together with accrued interest to the date fixed for redemption.

         If redeemed during the 12-month period beginning:

                  Date                  Percentage
                  ----                  ----------
             July 16, 1999                 102.75%
             July 15, 2000                 101.83%
             July 15, 2001                 100.92%

and 100% on or after July 15, 2002; provided that if the date fixed for redemption is on a date or after the record date and on or before the next following interest payment date, then the interest payable on such date shall be paid to the holder of record on the next preceding January 1 or June 1, respectively.

         If a Change of Control (as defined in the Indenture) shall occur at any time, then each holder of Notes shall have the right to require that the Company purchase such holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the repurchase date pursuant to an offer to be made by the Company and in accordance with the procedures set forth in the Indenture.

         Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time after 60 days following the latest date of original issuance of the Notes and prior to the close of business on July 15, 2003, or, as to all or any portion hereof called for redemption, prior to the close of business on the Trading Day next preceding the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), to convert the principal hereof or any portion of such principal that is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Regulation S Global Note or portion thereof to be converted by the conversion price of $60.76 or such conversion price as adjusted from time to time as provided in the Indenture, upon surrender of this Regulation S Global Note, together with a conversion notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such holder, the Corporate Trust Office of the Trustee, and, unless the shares issuable on conversion are to be issued in the same name as this Regulation S Global Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. No adjustment in respect of interest or dividends will be made upon any conversion; provided that if this Regulation S Global Note shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest and through the opening of business on the next succeeding interest payment date, this Regulation S Global Note (unless it or the portion being converted shall have been called for redemption) must be accompanied by an amount, in funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted. The interest payment with respect to a Note called for redemption on a date during the period from the close of business on or after any record date to the opening of business on the business day following the corresponding payment date will be payable on the corresponding interest payment date to the registered Holder at the close of business on that record date (notwithstanding the conversion of such Note before the corresponding interest payment date) and a Holder who elects to convert need not include funds equal to the interest paid. No fractional shares will be issued upon any conversion, but an adjustment in cash will be made, as provided in the Indenture, in respect of any fraction of a share that would otherwise be issuable upon the surrender of any Note or Notes for conversion.

         At the sole option of the Company, in lieu of delivering shares of Common Stock (or other Securities into which the Notes are then convertible) upon conversion of the Notes pursuant to the provisions of the Indenture, the Company may pay to a holder of Notes who properly exercises the conversion privilege, as set forth in the Indenture, an amount in cash equal to the Market Cash Conversion Price (as defined in the Indenture) of the shares of Common Stock into which such Notes are then convertible, plus any property or assets into which such Notes are then convertible.

         Upon due presentment for registration of transfer of this Regulation S Global Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at the option of the holder of this Regulation S Global Note, at the Corporate Trust Office of the Trustee, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the conditions and limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Regulation S Global Note (whether or not this Regulation S Global Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Regulation S Global Note.

         No recourse for the payment of the principal of or any premium or interest on this Regulation S Global Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any Successor Company, either directly or through the Company or any Successor Company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.










                          ABBREVIATIONS


         The following abbreviations, when used in the inscription of the face of this Regulation S Global Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                UNIF GIFT MIN ACT -
TEN ENT - as tenants by the entireties
JT TEN -  as joint tenants with right         ------------------Custodian
          of survivorship and not as               (Cust)
          tenants in common                   Uniform Gifts To
                                              Minors Act
                                                        ---------------
                                                             (State)

Additional abbreviations may also be used though not in the above list.


- ----------------------------
Signature Guarantee

Fill in for registration of share if to
be issued, and Notes if to be delivered, other than to an in the name of the registered holder:


- -----------------------------
(Name)

- -----------------------------
(Street Address)

- -----------------------------
(City, State and Zip Code)

Please print name and address


                          Principal amount to be converted
         (if less than all) $
                               ------------------

                          --------------------------------
                          Social Security or Other
                          Taxpayer Identification Number






                  [FORM OF OPTION TO ELECT REPAYMENT
                      UPON A CHANGE OF CONTROL]


TO:  Nine West Group Inc.

         The undersigned registered owner of this Regulation S Global Note hereby irrevocably acknowledges receipt of a notice from Nine West Group Inc. (the "Company") as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Regulation S Global Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Regulation S Global Note, together with accrued interest to such date, to the registered holder hereof.

Dated:
      ----------------

                          ---------------------------

                          ---------------------------
                          Signature(s)


                          ------------------------
                          Social Security or Other Taxpayer
                          Identification Number

                          Principal amount to be repaid (if
                          less than all): $
                                       -----------------



















                      [FORM OF ASSIGNMENT]

         For value received --------------------------------------------------
hereby sell(s), assign(s) and transfer(s) unto ---------------------------------
(please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints ------------------- attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

         In connection with any transfer of the within Note (or any issuance of shares of Common Stock upon conversion of the within Note) occurring prior to the third anniversary of the date of original issuance of such Note, the undersigned confirms that such Note (or shares of Common Stock, as the case may be) are being transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended.

         In addition, the holder must furnish to the Trustee such certifications, legal opinions or other information as it may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.


Dated:
      ---------------


- ---------------------

- ---------------------
Signature(s)

Signature(s) must be guaranteed by
an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15.


- ---------------------
Signature Guarantee


NOTICE: The signature on the conversion notice, the option to elect payment upon a Change of Control or the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                          SCHEDULE A
                          ----------

                      SCHEDULE OF EXCHANGES

         The initial principal amount of this Regulation S Global Note is U.S.$------------- . The following additions to principal, redemptions, exchanges of a part of this Regulation S Global Note for an interest in the Restricted Global Note, definitive Note and conversions into Common Shares have been made:


Date of Addition to     Principal Amount     Principal Amount     Remaining Principal   Notation Made by
Principal, Redemption,  Added on Exchange    Redeemed,            Amount Outstanding    or on behalf of
Exchange or             of Interest in the   Exchanged for        Following such        Trustee
Conversion              Regulation S Global  Interest in the      Transaction
                        Note or Definitive   Regulation S
                        Notes                Global Note or
                                             Definitive Notes
                                             or Converted into
                                             Common Shares

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